                                                                    Exhibit 4.2


NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                             GADZOOX NETWORKS, INC.
                 AGREEMENT AND WARRANT TO PURCHASE COMMON STOCK
                         EFFECTIVE DATE: MARCH 23, 2001
                           Void After: March 23, 2004

        This Agreement and Warrant to Purchase Common Stock (this "Agreement" or "Warrant") certifies that, for value received, Mission West Properties, L.P. II, a Delaware limited partnership (the "Holder") is entitled, subject to the terms set forth below, to purchase from Gadzoox Networks, Inc., a Delaware corporation (the "Company"), 50,000 shares of the Common Stock of the Company, upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to determination and adjustment as provided below.

        1. NUMBER OF SHARES. This Warrant may be exercised, in whole or in part, for 50,000 shares of Common Stock of the Company (the "Warrant Shares").

        2. EXERCISE PRICE. The per share purchase price of the Common Stock (the "Exercise Price") for which this Warrant may be exercised shall be $3.00 per share.

        3. EXERCISE OF WARRANT.

           3.1 Time of Exercise. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the period beginning upon the "Execution of Lease Amendment #3" which is dated March 23, 2001 and ending on March 23, 2004; provided, however, that this Warrant shall terminate upon that date (i) a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company shall own less than fifty percent (50%) of the voting securities of the surviving corporation, (ii) a sale of all or substantially all of the assets of the Company or (iii) the effective date of a registration statement filed with the Securities and Exchange Commission in connection with a firm commitment underwritten offering of the Company's Common Stock (the "Term").

Such exercise shall be effected by (a) the surrender of this Warrant at the principal office of the Company as set forth in Section 14.5 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), (b) delivery of the Notice of Exercise attached hereto as Exhibit A and (c) payment of the Exercise Price in cash or by check acceptable to the Company.

           3.2 Effect of Exercise. This Warrant (or the portion thereof exercised) shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise and, unless this Warrant shall have expired, a new warrant representing the number of warrants represented by the surrendered Warrant, if any, that shall not have been exercised shall also be delivered to the Holder.

        4. RIGHT TO CONVERT WARRANT.

           4.1 Conversion Right. In lieu of the payment set forth in paragraph 3.1(c) above, the Holder shall have the right to convert this Warrant (the "Conversion Right"), in its entirety, at any time during the Term into shares of Common Stock as provided for in this Section 4. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value, as defined below, for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of the Warrant Shares immediately prior to the exercise of the Conversion Right.

           4.2 Exercise of the Conversion Right. Such exercise shall be effected by (a) the surrender of this Warrant at the principal office of the Company as set forth in Section 14.5 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) and (b) delivery of the Notice of Conversion attached hereto as Exhibit B at the office of the Company.

           4.3 Effect of Conversion. This Warrant shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such conversion.

           4.4 Value. The Fair Market Value of one Warrant Share as of a particular date (the "Determination Date") shall mean the Fair Market Value of one share of the Company's

Common Stock as of such Determination Date. The Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

               (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the average of the daily market prices of the Company's Common Stock for five trading days before the Determination Date.

               (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the business day immediately preceding the Determination Date.

               (c) Otherwise, as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

        5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction computed to the nearest whole cent.

        6. NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein.

        7. TRANSFER OF WARRANT.

           7.1 Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. The Holder of this Warrant may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

           7.2 Restricted Transferability of Warrant. The Holder shall not sell, assign or otherwise transfer the Warrant or any part thereof or right thereunder to any person or entity.

        8. REPRESENTATIONS AND WARRANTIES OF THE HOLDER AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT AND CALIFORNIA LAW.

           8.1 Representations and Warranties by the Holder. The Holder hereby represents and warrants to the Company as follows:

               (a) The Warrant, Warrant Shares are being acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the laws of the State of California.

               (b) Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Warrant or the Warrant Shares, that the Warrant and the Warrant Shares must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

               (c) The Holder further understands that the sale of the securities which are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful unless an exemption from such qualification is available. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, or such exemption being available. The Holder further agrees that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act or any state securities law. This Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with legends in substantially the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

        THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THIS WARRANT. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

                   (d) During the negotiation of the transactions contemplated herein, the Holder and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

                   (e) The Holder and its representatives have been solely responsible for the Holder's own "due diligence" investigation of the Company and the Company's management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Holder has acted solely in its own interest, and the Holder (or any of its agents or employees) has not acted as an agent of the Company. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the purchase of the Warrant pursuant to the terms of this Agreement and of protecting the Holder's interests in connection therewith.

                   (f) The Holder is an "accredited investor" as defined in Rule 501 pursuant to the Securities Act.

        9. RESERVATION AND AUTHORIZATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock and Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be validly issued, fully paid and non-assessable and free from all insurance or transfer taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or as otherwise specified herein). The Company agrees that issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock and any other securities of the Company upon the exercise of this Warrant.

        10. AMENDMENTS. Any term of this Warrant may be amended with the written consent of the Company and the Holder.

        11. LOST DOCUMENTS. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver to the Holder, in lieu of this Warrant, a new Warrant of the same series and of like tenor of this Warrant.

        12. ADJUSTMENTS. The number of shares purchasable hereunder are subject to adjustment from time to time as follows:

           12.1 Reorganization, Reclassification, Merger or Conveyance. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or in the event the Company (or any such other corporation) merges with or into another corporation or conveys all or substantially all of its assets to another corporation, then, as a condition of such reorganization, reclassification merger or conveyance, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable, had such reorganization, reclassification, merger or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights.

           12.2 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of the securities as to which purchaser rights under this Warrant exist shall be increased or decreased proportionately in accordance with such split subdivision or combination.

           12.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive (the "Dividend Date"), without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would be entitled to receive had it been the holder of record of the securities receivable upon exercise of any remaining portion of this Warrant on the Dividend Date.

            12.4 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Secretary of the Company for filing in the Company's records and to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments;
(ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant. No such adjustment or change shall compel immediate exercise of this Warrant or otherwise affect the Termination Date of this Warrant. Irrespective of any adjustment or other changes made hereunder, this Warrant (or any other warrant issued in exchange therefor) may continue to express the same number and kind of Warrant Shares (except to the extent exercised) and the same Exercise Price as are initially stated herein.

            12.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, by amendment of its Certificate of Incorporation or through reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

        13. MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that during the period of time (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such agreement shall not be required unless all officers and directors and holders of 5% or more of the outstanding voting securities of the Company enter into similar agreements. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. The Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Shares of the Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

        14. GENERAL PROVISIONS.

            14.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of California, excluding that body of law relating to conflict of laws.

            14.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the exercise of this Warrant.

            14.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            14.4 Entire Agreement. This Agreement and the exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            14.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to the Holder, at the address or facsimile number of the Holder set forth below such party's name on the signature page hereto, or at such other address or number as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at 5850 Hellyer Avenue, San Jose, 95138, facsimile: (408) 360-4951, or at such other address or number as the Company shall have furnished to the Holder in writing.

            14.6 Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            14.7 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, GADZOOX NETWORKS, INC., has caused the Warrant to be executed by its officers thereunto duly authorized.



Dated:  April 16, 2001

                                             GADZOOX NETWORKS, INC.

                                             By: /s/ Michael Parides
                                                 ------------------------------
                                                     Michael Parides
                                                     Chief Executive Officer



ACCEPTED:

By: /s/ Carl E. Berg
   ------------------------------
   Carl E. Berg
   President of General Partner
   MISSION WEST PROPERTIES, LP II
   10050 Bandley Dr
   Cupertino, CA  95104

                                    EXHIBIT A
                               NOTICE OF EXERCISE


TO: GADZOOX NETWORKS, INC.

        (1) The undersigned hereby elects to purchase ________ shares of Common Stock of Gadzoox Networks, Inc. pursuant to the terms of the attached Agreement and Warrant to Purchase Common Stock (the "Warrant"), and tenders herewith payment of the Exercise Price for such shares in full at the price per share provided in the Warrant.

        (2) The undersigned hereby confirms and acknowledges that the representations and warranties set forth in Section 8 of the Warrant remain true and correct concerning the Holder as of the date hereof, that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws or unless pursuant to Rule 144 of such Act.

        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                          -------------------------------------
                                          Print Name


                                          -------------------------------------
                                          Signature


                                          -------------------------------------
                                          Date

                                    EXHIBIT B
                              NOTICE OF CONVERSION


TO: GADZOOX NETWORKS, INC.

        (1) The undersigned hereby elects to convert the attached Warrant to into ________ shares of Common Stock of Gadzoox Networks, Inc. pursuant to the terms of the attached Agreement and Warrant to Purchase Common Stock (the "Warrant").

        (2) In converting such Warrant, the undersigned hereby confirms and acknowledges that the representations and warranties set forth in Section 8 of the Warrant remain true and correct concerning the Holder as of the date hereof, that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws or unless pursuant to Rule 144 of such Act.

        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                          -------------------------------------
                                          Print Name


                                          -------------------------------------
                                          Signature


                                          -------------------------------------
                                          Date